FIRST AMENDMENT

     FIRST AMENDMENT, dated as of January 18, 2001 (this "Amendment"), to the $1,300,000,000 Amended and Restated Credit Agreement, dated as of May 24, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Computer Associates International, Inc. (the "Borrower"), the banks, agents and other financial institutions from time to time parties thereto (the "Banks") and Credit Suisse First Boston, as administrative agent (in such capacity, the "Administrative Agent") for the Banks.

                              W I T N E S S E T H :

     WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to the Credit Agreement;

     WHEREAS, the Borrower has requested that the Administrative Agent and the Banks agree to amend certain provisions of the Credit Agreement, as more fully described herein; and

     WHEREAS, the Administrative Agent and the Banks are willing to amend such provisions of the Credit Agreement, but only upon the terms and subject to the conditions set forth herein;

     NOW THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

     1. Defined Terms. Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned thereto in the Credit Agreement.

     2. Amendment to Section 1.1. Section 1.1 is hereby amended by (a) deleting the definitions of "Consolidated EBITDA" and "Test Ratio" in their entireties, and substituting in lieu thereof the following new definitions respectively:

          "Consolidated Cash Flow" means, for any period, the sum of (a) the amount set forth as "Net Cash Provided by Operating Activities" (or a comparable term) in the consolidated statements of cash flows of the Borrower and its consolidated Subsidiaries for such period plus (b) Consolidated Interest Expense for such period.

          "Test Percentage" means, for any period, the percentage (determined by reference to the consolidated financial statements of the Borrower and its Subsidiaries most recently required to be delivered pursuant to Section 10.1(h)(i) or (ii), as the case may be) which (a) the Consolidated Cash Flow of the Borrower and its Subsidiaries for such period constitutes of
     (b) the total Debt of Borrower and its Subsidiaries on a consolidated basis on the last day for such period.

and (b) adding the following phrase in the definition of "GAAP" following the term "March 31, 2000" appearing in the first parenthetical thereof:

"as modified in the manner described in the press release issued by the Borrower on October 25, 2000"

     3. Amendment to Section 10.2. Section 10.2 is hereby amended by deleting subsections (f) and (g) therefrom, and substituting in lieu thereof the following new subsections (f) and (g):

               "(f) Interest Coverage. Permit the ratio of (i) Consolidated Cash Flow of the Borrower and its Subsidiaries for any period of four consecutive fiscal quarters to (ii) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period, to be less than
          2.10 to 1.

               (g) Leverage. Permit the Test Percentage for any period of four consecutive fiscal quarters to be less than 17.0%."

     4. Conditions to Effectiveness. This Amendment shall become effective on the date upon which the Administrative Agent receives counterparts hereof, executed and delivered by a duly authorized officer of the Borrower and the Majority Banks.

     5. Representations and Warranties. The Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in
          Section 9 of the Credit Agreement; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment. The Borrower represents and warrants that no Default or Event of Default has occurred and is continuing.

     6. Continuing Effect of Credit Agreement. This Amendment shall not constitute a waiver or amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Administrative Agent or the Banks. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

     7. Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                     COMPUTER ASSOCIATES INTERNATIONAL, INC.

                     By: /s/ Lisa Savino
                  Title: Vice President and Treasurer

                     CREDIT SUISSE FIRST BOSTON, as Administrative Agent


                     By: /s/ David W. Kratovil
                  Title: Director


                     By: /s/  Julia P. Kingsbury
                  Title: Vice President

                     CREDIT SUISSE FIRST BOSTON, as the Lead Arranger and a Bank


                     By: /s/ David W. Kratovil
                  Title: Director

                     By: /s/  Jay Chall
                  Title: Director

                                                           Signature Page to the
                                                          First Amendment to the
                                                      $1,300,000,000 Amended and
                             Restated Credit Agreement, dated as of May 24, 2000





                                   ARAB BANK PLC


                                               By: /s/ Samer Tamimi
                                            Title: Vice President
                                   BANCA COMERCIAL PORTUGES


                                               By: /s/ Shekar Chatterjee
                                            Title: Sub-Director
                                   BANCA COMMERCIALE ITALIANA


                                               By: /s/ C. Dougherty
                                            Title:  Vice President

                                               By: /s/ J. Dickerhof
                                            Title: Vice President
                                   BANCA ESPIRITO SANTO


                                              By:  /s/ Andrew M. Orsen
                                           Title:  Vice President

                                              By:  /s/ Tery R. Hull
                                           Title:  Senior Vice President
                                   BANCA HAPOALIM, B.M.


                                              By:  /s/ Marc Bosc
                                           Title:  Vice President

                                              By:  /s/ Conrad Wagner
                                           Title:  First Vice President
                                   BANCA POPOLARE DI MILANO,
                                   New York Branch


                                              By:  /s/ Fulvio Montanari
                                           Title:  First Vice President

                                              By:  /s/ Patrick F. Dillon
                                 Title:  Vice President and Chief Credit Officer
                                   BANK OF AMERICA, N.A.


                                              By:  /s/ Fred L. Thorne
                                           Title:  Managing Director

                                   THE BANK OF NOVA SCOTIA


                                             By:  /s/  Brian S. Allen
                                          Title:  Managing Director
                                   THE BANK OF TOKYO-MITSUBISHI, LTD


                                             By:  /s/ T. Fennessey
                                          Title:  Vice President
                                   BANK ONE, NA


                                             By:  /s/ Andrew Kantor
                                          Title:  First Vice President
                                   BW CAPITAL MARKETS, INC.


                                             By:  /s/ Thomas A. Lowe
                                          Title:  Vice President

                                             By:  /s/ Philip G. Waldrop
                                          Title:  Vice President
                                   CHANG HWA COMMERCIAL BANK, LTD.


                                             By:  /s/  Wan-Tu Yeh
                                          Title:  SVP and General Manager

                                   THE CHASE MANHATTAN BANK


                                             By:  /s/  William Flister
                                          Title:  SVP

                                   CITIC KA WAH BANK LIMITED


                                            By:   /s/ Peter Zhao
                                        Title:  Executive VP and General Manager

                                   CREDIT LYONNAIS,
                                                New York Branch


                                            By:  /s/ Rod Hurst
                                         Title:  Vice President

                                   THE DAI-ICHI KANGYO BANK, LTD


                                            By:  /s/ Azlan Ahmed
                                         Title:  Assistant Vice President
                                                 DG BANK


                                           By:   /s/ Sabine Wendt
                                        Title:   Vice President

                                           By:   /s/ Lynne McCarthy
                                        Title:  Vice President
                                   FLEET NATIONAL BANK


                                           By:  /s/ Philip A. Davi
                                        Title:  Vice President


                                   KBC BANK NV


                                           By:/s/  Robert M. Surdam, Jr.
                                        Title:  Vice President

                                          By:/s/  Robert Snauffer
                                       Title:  First Vice President

                                   MELLON BANK, N.A.


                                          By:  /s/  Kristen Denning
                                       Title:  AVP
                                   MERRILL LYNCH


                                            By:  /s/  Neil Brisson
                                         Title:  Director
                                   MITSUBISHI TRUST AND BANKING CORPORATION


                                            By:  /s/ Toshino Kayashi
                                         Title:  Senior Vice President

                                   NORTH FORK BANK


                                            By:  /s/  Robert Dunwoody
                                         Title:  Vice President
                                   ROYAL BANK OF CANADA


                                            By:  /s/  Stephanie Babich
                                         Title:  Senior Manager



                                   RZB FINANCE LLC


                                              By: /s/ Pearl Geffers
                                           Title: First Vice President
                                              By: /s/ John A. Valiska
                                           Title: Vice President

                                   SAN PAOLA IMI S.P.A.


                                             By: /s/ Robert Wurster
                                          Title: First Vice President

                                   THE SUMITOMO BANK


                                             By: /s/ Edward D. Henderson, Jr
                                          Title: Senior Vice President

                                   SUMMIT BANK


                                             By: /s/ Karen D. Budniak
                                          Title: Vice President
                                   SUNTRUST BANK


                                             By: /s/ David Wisdom
                                          Title: Vice President

                                   THE TOKAI BANK


                                             By: /s/ Shinichi Nakatani
                                          Title: Assistant General Manager


                                   WACHOVIA BANK, N.A.


                                            By:  /s/  Elizabeth M. Phelan
                                         Title:  Vice President

                                   WESTDEUTSCHE LANDESBANK


                                            By:  /s/ Duncan M. Robertson
                                         Title:  Director

                                            By:  /s/  Thomas Lee
                                         Title:  Associate